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                                                                  EXHIBIT 23.04
                         CONSENT OF DIRECTOR NOMINEE

        I hereby accept my nomination to serve on the Board of Directors of Gradall Industries, Inc., and if so elected will serve as a director of Gradall Industries, Inc. I consent to the reference to me as a nominated director under the caption "Management" in the Registration Statement on Form S-1 and the related Prospectus of Gradall Industries, Inc. for the registration of shares of its common stock.

Dated: June 19, 1996                    /s/ Ernest Green
                                        -----------------------------------
                                        ERNEST GREEN